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                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549
                                 -------------------

                                       FORM 8-A

                        FOR REGISTRATION OF CERTAIN CLASSES OF
                     SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                        OF THE SECURITIES EXCHANGE ACT OF 1934



                                IBM CREDIT CORPORATION
                (Exact name of registrant as specified in its charter)


       Delaware                          22-2351962
---------------------------   ---------------------------------
(State of incorporation)     (I.R.S. Employer Identification No.)


North Castle Drive, Armonk, New York           10504-1785
----------------------------------------    --------------------
(Address of principal executive offices)        (Zip Code)


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

      Securities Act registration statement file number to which this form relates: 333-42755 (if applicable).

      Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class        Name of Each Exchange on which Each
To Be So Registered        Class is to be Registered
---------------------      ----------------------------

5.76% Medium-Term Notes
due May 15, 2001           New York Stock Exchange, Inc.


       Securities to be registered pursuant to Section 12(g) of the Act:


                        NONE
              ---------------------------
                  (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the securities to be registered is contained in the Prospectus dated January 9, 1998, the Prospectus Supplement dated January 12, 1998 and Pricing Supplement Number 37 dated August 5, 1998. Copies of each of these documents have been filed electronically with the Securities and Exchange Commission pursuant to Rule 424(b). We are incorporating each of these filings by reference in answer to this Item 1.

ITEM 2.   EXHIBITS.


We are incorporating by reference the following exhibits:

Exhibit 1: The Notes to be registered is incorporated by reference to the form of Note described in Exhibit 4(a) to Amendment No. 1 to Registration Statement No. 33-27339.

Exhibit 2: The Indenture, dated as of January 15, 1989, between the registrant and The Chase Manhattan Bank (National Association), as Trustee, relating to the Notes to be registered under this registration statement, is incorporated by reference to Exhibit 4 to Amendment No. 1 to Registration Statement No. 33-27339.

Exhibit 3: The First Supplemental Indenture, dated as of April 29, 1997, to the Indenture, dated as of January 15, 1989, between the registrant and the Chase Manhattan Bank (National Association), is incorporated by reference to Exhibit 4(b) to the registrant's registration statement on Form S-3 (Registration Statement No. 333-26211).

The registrant has other securities registered on the New York Stock Exchange, Inc.


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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: October 15, 1998                 IBM CREDIT CORPORATION

                                        By: /s/ Joanne H. Barbrack
                                            -------------------------
                                            Name:  Joanne H. Barbrack
                                            Title: Assistant General Counsel
                                                   and Assistant Secretary